Exhibit 10.2


                        Apollo Investment Fund IV, L.P.
                       Apollo Overseas Partners IV, L.P.
                               9 West 57th Street
                            New York, New York 10019


                                             November 10, 2005


SkyTerra Holdings, Inc.
19 West 44th Street, Suite 507
New York, New York 10036
Attention: Jeffrey Leddy

                               Commitment Letter
                               -----------------

         Reference is made to that certain Membership Interest Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), by and among DTV Network Systems, Inc., a Delaware corporation ("Seller"), SkyTerra Holdings, Inc., a Delaware corporation ("SkyTerra Holdings"), and the other persons signatory thereto. Capitalized terms used in this Commitment Letter (including Exhibit A) and not defined herein shall have meanings ascribed to such terms in the Purchase Agreement.

         The persons identified on Schedule I hereto (each, an "Investor"), in accordance with its respective Commitment Percentage set forth on Schedule I, hereby agree, in the aggregate, to provide, or cause to be provided, to Purchaser a loan in a principal amount equal to $100,000,000 in accordance with the terms and conditions set forth on Exhibit A attached hereto on or prior to March 10, 2006 if Purchaser has not consummated on or before January 1, 2006 a sale of equity securities to its stockholders pursuant to a rights offering (the "Rights Offering") generating aggregate net proceeds for Purchaser in an amount equal to or greater than $100,000,000. Notwithstanding anything to the contrary contained herein, no Investor shall be obligated to provide, or cause to be provided, any amounts hereunder in an amount in excess of such Investor's Commitment Percentage of $100,000,000 as reduced by the net proceeds of any Rights Offering consummated after the date hereof.

         The Investors' obligations hereunder are subject to the satisfaction of the conditions precedent set forth in Sections 7.1 and 7.3 of the Purchase Agreement on or before the Closing Date (without a waiver of the satisfaction of such conditions or any amendment to the Purchase Agreement following the date hereof (in each case, other than with the written consent thereto of the Investors)).

         Except as required by applicable law, each party hereto (and any other Person who shall receive a copy hereof as permitted pursuant hereto) shall keep confidential this letter and all information obtained by it with respect to the other in connection with this letter, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser may provide a copy of this letter to Seller provided that Seller agrees to maintain the confidentiality of this letter.

         No Investor Affiliates (as defined below) shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Investor Affiliates related to such liability or obligation. "Investor Affiliates" means (a) direct or indirect holders of any equity interests or securities of any Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), (b) Affiliates of any Investor, or (c) directors, officers, employees, representatives or agents of any Investor.

         The Investors' obligations hereunder will automatically terminate without further action on the earlier of (x) March 10, 2006, if the transactions contemplated by the Purchase Agreement are not consummated by such date and (y) the date on which the Purchase Agreement is terminated pursuant to its terms.

         Purchaser hereby agrees to indemnify and hold harmless each Investor (other than for damages directly arising out of, related to, or resulting from a breach of such Investor's obligations hereunder) and the Investor Affiliates from any and all damages arising out of, related to, or resulting from the transactions contemplated by the Purchase Agreement.

         Purchaser may assign its rights and obligations hereunder to SkyTerra Communications, Inc. ("SkyTerra Communications"), and, in such event, SkyTerra Communications shall automatically become the "Purchaser" for all purposes of this Commitment Letter (except with respect to all references to the Rights Offering). This Commitment Letter shall only be drawn upon by Purchaser if immediately thereafter Purchaser and/or its affiliate own all of the outstanding Class A Units of Hughes Network Systems, LLC.

         This Commitment Letter shall be governed by the laws of the State of New York (without reference to the principles of conflicts of law.)

         Notwithstanding anything to the contrary contained herein, no person shall be deemed to be a third party beneficiary of this Commitment Letter.



                  [Remainder of Page Intentionally Left Blank]

                                       Very truly yours,

                                       APOLLO INVESTMENT FUND IV, L.P.


                                       By: Apollo Advisors IV, L.P.,
                                           its general partner

                                       By: Apollo Capital Management IV, L.P.,
                                           its general partner

                                       By: /s/ ANDREW AFRICK
                                           -----------------------------------
                                           Name:  Andrew Africk
                                           Title: Vice President


                                       APOLLO OVERSEAS PARTNERS IV, L.P.


                                       By: Apollo Advisors IV, L.P.,
                                           its general partner

                                       By: Apollo Capital Management IV, L.P.,
                                           its general partner

                                       By: /s/ ANDREW AFRICK
                                           -----------------------------------
                                           Name:  Andrew Africk
                                           Title: Vice President


ACCEPTED AND AGREED TO
as of the date first written above.


SKYTERRA HOLDINGS, INC.


By:      /s/ JEFFREY A. LEDDY
         -------------------------------------
Name:    Jeffrey A. Leddy
         -------------------------------------
Title:   President & Chief Executive Officer
         -------------------------------------



Apollo Commitment Letter

                                   Exhibit A
                                   ---------

                                 Terms of Loan

Note Issuer: Purchaser. SkyTerra Holdings may assign its rights and obligations hereunder to
                                 SkyTerra Communications, and, in such
                                 event, SkyTerra Communications shall
                                 automatically become the "Purchaser" for all purposes of this Commitment Letter (except with respect to all references to the Rights Offering).

Guarantor:                       SkyTerra Communications shall guarantee the
                                 repayment of the Loan until such time as SkyTerra Holdings owns all of the Class A
                                 Units of Hughes Network Systems, LLC.

Principal Amount:                $100,000,000 (as reduced by the proceeds of
                                 the Rights Offering consummated after the date hereof).

Use of Proceeds:                 To pay the Purchase Price contemplated by the
                                 Purchase Agreement.

Interest:                        8.0% per annum. Accrued and unpaid interest
                                 will be added to the Principal Amount on a quarterly basis, and will thereafter accrue interest in accordance with the terms hereof.

Maturity:                        Twelve (12) months after the consummation of
                                 the loan.

Collateral:                      Unless prohibited by the first lienholder, a
                                 second lien in all equity interests of Hughes
                                 Network Systems, LLC owned by Purchaser and
                                 SkyTerra Communications, as applicable.

Rights Offering:                 If (i) SkyTerra Holdings has not conducted the
                                 Rights Offering prior to the Closing and (ii) the stock of SkyTerra Holdings has been distributed to the stockholders of SkyTerra
                                 Communications, SkyTerra Holdings will use its best efforts to consummate the Rights Offering with proceeds sufficient to pay off the Note
                                 (including all accrued and unpaid interest thereon) as soon as practicable following the Closing.

                                 Each Investor will subscribe for the maximum amount allocated to the Investors in the Rights Offering by SkyTerra Holdings (including the exercise of over-subscription rights in connection therewith). In no event shall the Investors be obligated to exercise their subscription rights in the Rights Offering in an amount in excess of the outstanding Principal Amount and all accrued interest under the Note. The consideration payable by the Investors in connection with their subscription in the Rights Offering shall be payable from the conversion of the outstanding amounts due under the Note (as adjusted below) into a number of equity securities offered in the Rights Offering (such number based on the subscription price in the Rights Offering). The Principal Amount and interest under the Note converted pursuant to the foregoing shall be reduced by the amount of proceeds received by SkyTerra Holdings in the Rights Offering from all persons other than the Investors and such unconverted obligations under the Note shall be repaid in cash immediately upon the consummation of the Rights Offering.

                                 The equity securities offered in the Rights
                                 Offering shall be priced by SkyTerra Holdings in good faith to encourage subscription by its equityholders, taking into account the Purchase Price paid in connection with the transactions contemplated by the Purchase Agreement.

Documentation:                   Customary for a transaction of this type
                                 (including, but not limited to, covenants, events of default, conditions, representations and indemnities).

Governing Law:                   New York.

Expenses:                        Purchaser and SkyTerra Communications shall
                                 reimburse the Investors for all costs, fees and expenses (including legal fees and expenses) incurred by the Investors in connection with the transactions contemplated hereby.